Exhibit 32.1

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Subodh Kulkarni, Chief Executive Officer of Rigetti Computing, Inc. (the “Company”), and Jeffrey A. Bertelsen, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 12, 2024

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 12th day of November, 2024.

/s/ Subodh Kulkarni
Subodh Kulkarni
President and Chief Executive Officer
November 12, 2024

/s/ Jeffrey A. Bertelsen
Jeffrey A. Bertelsen
Chief Financial Officer
November 12, 2024